Exhibit 23.1

Paritz & Company, P.A.
15 Warren Street, Suite 25
Hackensack, NJ 07601
Tel.:(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Metrospaces, Inc.
888 Brickell Key Dr.
Miami, FL 33131

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated January 30, 2012 relating to the financial statements of Metrospaces, Inc. as of December 31, 2012, and for the period from April 3, 2012 (inception) to December 31, 2012, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey

February 5, 2013